EXHIBIT 3.1
BYLAWS

OF

CATALENT, INC.
(Last revised FEBRUARY 2, 2023)

ARTICLE I

Offices

Section 1.01    Registered Office. The registered office and registered agent of Catalent, Inc. (the “Corporation”) in the State of Delaware shall be as set forth in the Corporation’s certificate of incorporation as then in effect (as the same may be amended or restated from time to time, the “Certificate of Incorporation”). The Corporation may also have offices in such other places in the United States or elsewhere (and may change the Corporation’s registered agent) as the Board of Directors may, from time to time, determine or as the business of the Corporation may require as determined by any officer of the Corporation.

ARTICLE II

Meetings of Stockholders

Section 2.01    Annual Meetings. Annual meetings of stockholders may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine and state in the notice of meeting. The Board of Directors may, in its sole discretion, determine that any annual meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.11. The Board of Directors may postpone, reschedule, or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 2.02    Special Meetings.
(A)    Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock (as defined in the Certificate of Incorporation), special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, only (1) by or at the direction of the Board of Directors or the Chair of the Board of Directors, or (2) in accordance with the provisions of Section 2.02(B), by the Secretary of the Corporation. Subject to the provisions of this Section 2.02, any such special meeting of the stockholders of the Corporation may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board of Directors or the Chair of the Board of Directors shall determine and state in the notice of meeting. The Board of Directors may postpone, reschedule, or, subject to the provisions of Section 2.02(B)(5) with respect to any special meeting of stockholders called in accordance with the provisions of Section 2.02(B), cancel any special meeting of stockholders previously scheduled in accordance with this Section 2.02. The Board of Directors may, in its sole discretion, determine that any such special meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication
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          February 2, 2023

as described in Section 2.11. At any special meeting of the stockholders of the Corporation, only such business shall be conducted as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting.
(B)    Subject to the provisions of this Section 2.02(B) and all other applicable sections of these Bylaws, a special meeting of stockholders of the Corporation shall be called by the Secretary of the Corporation upon written request (a “Special Meeting Request”) to the Secretary of the Corporation by one or more record holders of shares of capital stock of the Corporation (or, if a record holder of shares of capital stock of the Corporation holds such shares on behalf of one or more beneficial owners, such beneficial owner(s)) representing not less than forty percent (40%) of the voting power of the issued and outstanding shares of capital stock of the Corporation (the “Requisite Percentage”). The Board of Directors shall have the sole authority to determine whether all requirements set forth in this Section 2.02(B) have been satisfied and such determination shall be binding on the Corporation and its stockholders.
(1)     A Special Meeting Request must be delivered by hand, registered or certified U.S. mail (postage prepaid), return receipt requested, or nationally recognized overnight courier service (postage prepaid), to the attention of the Secretary of the Corporation at the principal executive offices of the Corporation. A Special Meeting Request shall only be valid if it is signed and dated by each stockholder of record submitting the Special Meeting Request and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made (each, a “Requesting Stockholder”), or a duly authorized agent of each Requesting Stockholder, and includes:
(a)    a statement of the specific purpose or purposes of the special meeting and the business proposal desired to be acted on at the special meeting, the language of any business proposal (including the text of any resolution proposed for consideration and, in the event that such business proposal includes a proposal to amend these Bylaws or any other document governing the affairs of the Corporation, the Board of Directors, or any committee thereof, the language of the proposed amendment), the reasons for conducting such business proposal at the special meeting, and any material interest in such business proposal of the Requesting Stockholders;
(b)    in the case of any director nomination proposed to be presented at such special meeting, the information required pursuant to clauses (a) and (c) of Section 2.03(A)(3) to be set forth in a stockholder’s notice pursuant to Section 2.03(A)(3);
(c)    in the case of any business proposal other than a director nomination proposed to be presented at such special meeting, the information required pursuant to clause (c) of Section 2.03(A)(3) to be set forth in a stockholder’s notice pursuant to Section 2.03(A)(3);
(d)    a representation that each stockholder of record that is part of a Requesting Stockholder, or a qualified representative (as defined below) of such stockholder of record, intends to appear in person or by proxy at the special meeting to present the nomination(s) or business proposal(s) identified in the Special Meeting Request to be brought before the special meeting;
(e)    an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of any disposition prior to the record date for voting at the special meeting of shares of capital stock of the Corporation owned of record or beneficially and
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an acknowledgement that any such disposition shall be deemed to be a revocation of such Special Meeting Request with respect to (and to the extent of) such disposed shares; and
(f)    documentary evidence that the Requesting Stockholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary of the Corporation;
provided, however, that, if the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then, to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary of the Corporation within ten (10) days after the date on which the Special Meeting Request is delivered to the Secretary of the Corporation) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary of the Corporation. In addition, the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made shall promptly provide such other information reasonably requested by the Corporation, and the information required under clauses (b)-(f) of this Section 2.02(B)(1) shall be supplemented by such Requesting Stockholders and beneficial owners, if any, in the manner required by, and in accordance with, Section 2.03(A)(4).
(2)    In determining whether a special meeting of stockholders has been requested by the Requisite Percentage of record holders in accordance with the procedures set forth in this Section 2.02, multiple Special Meeting Requests delivered to the Secretary of the Corporation will be considered together only if (a) each such Special Meeting Request identifies substantially the same business to be brought before the special meeting (as determined in good faith by the Board of Directors), and (b) such Special Meeting Requests have been dated and delivered to the Secretary of the Corporation within forty-five (45) days of the earliest dated Special Meeting Request identifying such business.
(3)    A Special Meeting Request shall not be valid, and the special meeting requested by the Requesting Stockholders shall not be held, if:
(a)    the Special Meeting Request does not comply with this Section 2.02(B) (including satisfaction of any information requirements and compliance with any representation, certification, or agreement given by the Requesting Stockholders or beneficial owners, if any, required by these Bylaws);
(b)    the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law;
(c)    the Special Meeting Request is delivered during the period commencing one hundred twenty (120) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting of stockholders;
(d)    an identical or substantially similar item (as determined in good faith by the Board, a “Similar Item”), other than the election of directors, was presented at
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an annual or special meeting of stockholders held not more than twelve (12) months before the Special Meeting Request is delivered;
(e)    a Similar Item was presented at an annual or special meeting of stockholders held not more than one hundred twenty (120) days before the Special Meeting Request is delivered (and, for purposes of this clause (e), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors, and the filling of vacancies or newly created directorships resulting from any increase in the authorized number of directors);
(f)    a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within one hundred twenty (120) days of the receipt by the Corporation of a Special Meeting Request; or
(g)    the Special Meeting Request was made in a manner that involved a violation of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law.
For purposes of this Section 2.02(B)(3), the date of delivery of the Special Meeting Request shall be the first date on which valid Special Meeting Requests constituting the Requisite Percentage in the aggregate have been delivered to the Secretary of the Corporation.
(4)    Special meetings of stockholders called pursuant to this Section 2.02(B) shall be held at such place (if any), on such date, and at such time as the Board of Directors or the Chair of the Board of Directors shall determine; provided, however, that the special meeting shall not be held more than ninety (90) days after the first date on which valid Special Meeting Requests constituting the Requisite Percentage have been received by the Corporation. Business transacted at a stockholder-requested special meeting shall be limited to (i) the business stated in a valid Special Meeting Request received from the Requisite Percentage and (ii) any additional business that the Board of Directors determines to include in the Corporation’s notice of meeting.
(5)    Any Requesting Stockholder may revoke its Special Meeting Request by written revocation delivered to the Secretary of the Corporation at the principal executive offices of the Corporation at any time prior to the special meeting. If, following such revocation (or deemed revocation pursuant to clause (e) of Section 2.02(B)(1)), the remaining unrevoked Special Meeting Requests (and portions of Special Meeting Requests pursuant to clause (e) of Section 2.02(B)(1)) represent in the aggregate less than the Requisite Percentage, the Board of Directors, in its sole discretion, may cancel the special meeting.
(6)    If no stockholder of record that is a part of a Requesting Stockholder appears or sends a qualified representative to present the business proposal(s) or nomination(s) to be presented for consideration as specified in the Special Meeting Request, the Corporation need not present such business proposal(s) or nomination(s) for a vote at the special meeting, notwithstanding that proxies in respect of voting on such business proposal(s) or nomination(s) may have been received by the Corporation.
Section 2.03    Notice of Stockholder Business and Nominations.
(A)    Annual Meetings of Stockholders.
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(1)    Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 2.04, (b) by or at the direction of the Board of Directors or any authorized committee thereof, (c) by any stockholder of the Corporation that (i) is entitled to vote at the meeting, (ii) has complied with the notice procedures set forth in paragraphs (A)(2), (A)(3), and (A)(4) of this Section 2.03, and (iii) is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation, or (d) by any Eligible Holder (as defined below) that has complied with the procedures set forth in Section 2.13.
(2)    For nominations or other business proposals to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 2.03, the stockholder must (a) have given Timely Notice (as defined below) in writing to the Secretary of the Corporation, (b) have provided any update or supplement to such Timely Notice at the times and in the forms required by this Section 2.03, and (c) together with each Proposing Person (as defined below), have acted in accordance with the representations required by Section 2.03(A)(3)(c)(iv) delivered pursuant to this Section 2.03. Additionally, in the case of business proposals other than nominations of individuals for election to the Board of Directors, such other business proposal must constitute a proper subject for stockholder action under applicable law. To be timely, a stockholder’s notice shall be in writing and delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, if no annual meeting was held in the preceding year or in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, such notice must be so delivered not earlier than one hundred twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods, “Timely Notice”). Notwithstanding anything in this Section 2.03(A)(2) to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least ten (10) calendar days prior to the last day a stockholder may deliver a notice in accordance with the preceding sentence, then a stockholder’s notice required by this Section shall be considered timely, but only with respect to any nominee for any new position created by such increase, if it is delivered to the Secretary of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting, or a postponement of an annual meeting for which notice has been given or for which a public announcement of the date of the meeting has already been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(3)    Such stockholder’s Timely Notice shall set forth:
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          February 2, 2023

(a)    as to each individual whom the stockholder proposes to nominate for election or re-election as a director,
(i)    all information relating to such individual that is required to be disclosed or provided to the Corporation in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) of the Exchange Act (or any successor provision thereto), and the rules and regulations promulgated thereunder, including such individual’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected (a copy of which consent shall be included in, and provided with, such stockholder’s Timely Notice); provided that the Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation,
(ii)    a statement whether such proposed nominee, if elected, intends to tender, promptly following such proposed nominee’s failure to receive the applicable vote required pursuant to Section 2.06 for election or reelection at any future meeting of stockholders at which such proposed nominee would face election or reelection (other than a Contested Election Meeting), an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s Corporate Governance Guidelines as then in effect (as the same may be amended or restated from time to time, the “Corporate Governance Guidelines”),
(iii)    a completed and signed copy of a Director Questionnaire (as defined below) by the proposed nominee,
(iv)    the representations and agreements required by Section 2.03(C)(4), and
(v)    a commitment of such proposed nominee to provide promptly to the Corporation such other information as the Corporation may reasonably request to determine whether such proposed nominee qualifies to serve on, or qualifies as an “independent director” or “audit committee financial expert” for purposes of membership on, the Board of Directors or any committee or sub-committee thereof under applicable law, the rules of any stock exchange upon which any of the Corporation’s securities are listed, the Corporate Governance Guidelines, or any charter of any committee of the Board of Directors;
(b)    as to any other business proposal that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the business proposal (including the text of any resolution proposed for consideration and, in the event that such business proposal includes a proposal to amend these Bylaws or any other document governing the affairs of the Corporation, the Board of Directors, or any committee thereof, the text of the proposed amendment), the reasons for conducting such business proposal at the meeting, and any material interest in such business
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          February 2, 2023

proposal of such stockholder and the Proposing Person(s), if any, on whose behalf the business proposal is made; and
(c)    as to the stockholder giving the notice and each such other Proposing Person, if any, on whose behalf the nomination or business proposal is made,
(i)    the name and address of such stockholder or Proposing Person;
(ii)    the class or series and number of shares of capital stock of the Corporation that are owned, directly or indirectly, beneficially or of record by such stockholder or Proposing Person or their respective affiliates or associates, if any, including any share of any class or series of capital stock of the Corporation as to which such stockholder or Proposing Person or any of their respective affiliates or associates has a right to acquire beneficial ownership at any time in the future, as well as any pledge of, lien on, or other encumbrance on any or all of such shares;
(iii)    representations that the stockholder is a holder of record, at the time of the giving of the notice, of capital stock of the Corporation entitled to vote at the meeting relating to such notice, will be entitled to vote at such meeting, and will appear in person or by proxy at the meeting to propose such business proposal or nomination;
(iv)    a representation whether the stockholder, any Proposing Person, or any other participant (as defined in Item 4 of Schedule 14A promulgated under the Exchange Act) will engage in a solicitation with respect to such nomination or business proposal; if so, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation; and a representation whether the stockholder (or beneficial owner, if any) will be or is part of a “group” (within the meaning of Section 13(d) of the Exchange Act or any successor provision thereto) that will (x) deliver, or make available, a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the business proposal or elect the nominee, (y) otherwise solicit proxies or votes from the Corporation’s stockholders in support of such nomination or business proposal, or (z) solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act;
(v)    a certification regarding whether such stockholder (and each such other Proposing Person) has complied with all applicable federal, state, and other legal requirements in connection with the stockholder’s or Proposing Person’s acquisition of shares of capital stock or other securities of the Corporation and the stockholder’s (or Proposing Person’s, if any) acts or omissions as a stockholder of the Corporation;
(vi)    any other information relating to such stockholder or Proposing Person required to be disclosed in a proxy statement or other filing
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required to be made in connection with a solicitation of proxies for, as applicable, the nomination or business proposal pursuant to and in accordance with Section 14(a) of the Exchange Act (or any successor provision thereto) and the rules and regulations promulgated thereunder;
(vii)    a description of any agreement, arrangement, or understanding (including the names of the parties thereto) with respect to the nomination or business proposal or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, each such other Proposing Person, if any, on whose behalf the nomination or business proposal is made, any of their respective affiliates or associates, or any other person (which would include any agreement, arrangement, or understanding required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D promulgated under the Exchange Act, regardless of whether the requirement to file a Schedule 13D is applicable), including, in the case of a nomination, the nominee of such Proposing Person, which must include identification of the names and addresses of other stockholders (including beneficial owners), if any, known by any of the Proposing Persons to support such nomination or business proposal, and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or beneficial owner(s); and
(viii)    a description of any Synthetic Equity Interest (as defined below) and any agreement, arrangement, or understanding (including any derivative instrument, contract to purchase or sell, or option, right, or warrant to purchase, sell, or swap any securities of the Corporation or any agreement with respect to the acquisition or grant of any such option, right, or warrant), or other instrument, whether any such agreement, arrangement, understanding, or instrument is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation) to which such stockholder or Proposing Person is a party, the intent or effect of which may be (x) to mitigate or transfer to or from any Proposing Person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (y) to increase or decrease the voting power of any Proposing Person with respect to shares of any class or series of stock of the Corporation, or (z) to provide any Proposing Person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation.
(4)    In addition to other requirements set forth in this Article II, a stockholder providing Timely Notice of a proposed nomination for election to the Board of Directors or other business proposal proposed to be brought before a meeting (whether given pursuant to this paragraph (A) or paragraph (B) of this Section 2.03) shall update and supplement such notice from time to time to the extent necessary so that the information (other than the representations required by Section 2.03(A)(3)(c)(iv)) provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the
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meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof; provided that, if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior the date of the meeting or any adjournment or postponement thereof). No such update or supplement shall cure or affect the accuracy (or inaccuracy) of any representation made by any Proposing Person, any of its affiliates or associates, or a nominee or the validity (or invalidity) of any nomination or business proposal that failed to comply with this Section 2.03 or is rendered invalid as a result of any inaccuracy therein.
(5)    For purposes of this Article II:
(a)    the term “Proposing Person” means any or all of the following persons: (i) the stockholder of record providing the notice of nominations or business proposal proposed to be brought before a stockholders’ meeting, (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposal proposed to be brought before a stockholders’ meeting is made, and (iii) any other person that is part of a “group” (within the meaning of Section 13(d) of the Exchange Act or any successor provision thereto) together with any of the foregoing persons in respect of the Company’s securities;
(b)    the term “Synthetic Equity Interest” means any transaction, agreement, or arrangement (or series of transactions, agreements, or arrangements), including any derivative, swap, hedge, repurchase, or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person economic benefit or risk similar to ownership of shares of any class or series of capital stock of the Corporation, in whole or in part, including due to the fact that such transaction, agreement, or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any share of any class or series of capital stock of the Corporation, (b) mitigate loss to, reduce the economic risk of, or manage the risk of share price changes for, any person with respect to any share of any class or series of capital stock of the Corporation, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any share of any class or series of capital stock of the Corporation, or (d) increase or decrease the voting power of any person with respect to any share of any class or series of capital stock of the Corporation.
(c)    the terms “affiliate” and “associate” shall have their respective meanings as set forth in the Certificate of Incorporation
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(B)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof, (2) by any stockholder pursuant to Section 2.02(B), or (3) provided directors shall be elected at such meeting, by any stockholder of the Corporation that (x) is entitled to vote at the meeting and complies with the notice procedures set forth in this Section 2.03 and (y) is a stockholder of record (i) at the time such notice is delivered to the Secretary of the Corporation and (ii) as of the record date for determining the stockholders entitled to vote at the special meeting. In the event the Corporation calls a special meeting of stockholders with at least the purpose of electing one or more directors to the Board of Directors (other than a stockholder-requested special meeting), any such stockholder entitled to vote in such election of directors may nominate an individual or individuals (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice as required by this Section 2.03, setting forth the applicable information required by Section 2.03(A) (which information shall be updated and supplemented in accordance with Section 2.03(A)(4)), shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding any other provision of these Bylaws to the contrary, in the case of a stockholder-requested special meeting, no stockholder may nominate an individual for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to the Special Meeting Request(s) delivered for such special meeting pursuant to Section 2.02(B).
(C)    General.
(1)    Only such individuals who are nominated in accordance with the procedures set forth in Section 2.02(B), this Section 2.03, or Section 2.13 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.03. The number of nominees a stockholder may nominate for election at a meeting of stockholders (or in the case of a stockholder giving notice on behalf of another Proposing Person, the number of nominees a stockholder may nominate for election at the meeting on behalf of such Proposing Person) shall not exceed the number of directors to be elected at such meeting. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by applicable law, in the event that any Proposing Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to one or more proposed nominees and (ii) subsequently (x) fails to comply with the requirements of Rule 14a-19 (or fails to timely
Catalent, Inc.
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          February 2, 2023

provide reasonable evidence sufficient to satisfy the Corporation that such Proposing Person has met the requirements of Rule 14a-19(a)(3) in accordance with the next sentence) or (y) fails to inform the Corporation that such Proposing Person no longer plans to solicit proxies in accordance with the requirements of Rule 14a-19 by delivering a written notice to the Secretary of the Corporation at the principal executive offices of the Corporation within two (2) business days after the occurrence of such change, then the nomination of each such proposed nominee shall be disregarded (and such nominee disqualified), notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting, or other proxy materials for any stockholder meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any Proposing Person provides notice pursuant to Rule 14a-19(b), such Proposing Person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3). Notwithstanding anything to the contrary set forth in this Article II, and for the avoidance of doubt, the nomination of any individual whose name is included as a nominee in the Corporation’s proxy statement, notice of meeting, or other proxy materials for any stockholder meeting (or any supplement thereto) as a result of any notice provided by any Proposing Person and any of its affiliates of associates pursuant to Rule 14a-19(b) with respect to such proposed nominee and whose nomination is not made by or at the direction of the Board or any authorized committee thereof shall not be deemed (for purposes of Section 2.03(A)(1)(a) or otherwise) to have been made pursuant to the Corporation’s notice of meeting (or any supplement thereto) and any such nominee may only be nominated by a Proposing Person pursuant to Section 2.03(A)(1)(c) (and, in the case of a special meeting of stockholders pursuant to and to the extent permitted under Section 2.03(B)). Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the chair of the meeting shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, have the power and duty to determine whether a nomination or any business proposal proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures and requirements set forth in these Bylaws (including compliance with Rule 14a-19 promulgated under the Exchange Act) and, if any proposed nomination or business is not made or proposed in compliance with these Bylaws, to declare that such defective business proposal or nomination shall be disregarded (and such nominee, if any, disqualified) and shall not be presented for action at the meeting, notwithstanding that such business proposal or nomination is, if applicable, set forth in the Corporation’s proxy statement, notice of meeting, or other proxy materials and notwithstanding that proxies or votes in respect of such nomination or such business proposal may have been solicited or received. Notwithstanding anything to the contrary in the foregoing provisions of this Section 2.03, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business proposal, such nomination shall be disregarded and such business proposal shall not be transacted, notwithstanding that such business proposal or nomination is set forth in the Corporation’s proxy statement, notice of meeting, or other proxy materials and notwithstanding that proxies or votes in respect of such vote may have been received by the Corporation.
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                                             Bylaws
          February 2, 2023

(2)    For purposes of this Section 2.03 and Section 2.02(B), a “qualified representative” of any stockholder means either (a) a duly authorized officer, manager, or partner of such stockholder or (b) a person authorized in writing by such stockholder to act for such stockholder as proxy at the meeting of stockholders, which writing (or a reliable reproduction thereof) must be delivered to the Corporation prior to the making of such nomination or business proposal at such meeting (and in any event not fewer than five (5) business days before the meeting).
(3)    Whenever used in these Bylaws, “public announcement” means disclosure (a) in a press release released by the Corporation; provided that such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press, Business Wire, or comparable national news service, or is generally available on internet news sites, or (b) in a document publicly filed by the Corporation with the United States Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14, or 15(d) of the Exchange Act (or any successor provision thereto) or the rules and regulations promulgated thereunder. For purposes of this Section 2.03, “close of business” means 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not such day is a business day.
(4)    In addition to the requirements set forth elsewhere in these Bylaws, to be eligible to be a nominee for election as a director of the Corporation pursuant to a nomination under Section 2.02(B), under clause (c) or (d) of paragraph (A)(1) of this Section 2.03, or under paragraph (B) of this Section 2.03, such proposed nominee or a person on such proposed nominee’s behalf must deliver, in accordance with the time periods for delivery of Timely Notice under paragraph (A)(2) of this Section 2.03 or paragraph (B) of this Section 2.03, to the Secretary of the Corporation at the principal executive offices of the Corporation, a completed questionnaire, signed by such nominee, with respect to the background and qualification of such proposed nominee and the background of any other person on whose behalf the nomination is being made (the current version of which questionnaire shall be provided by the Secretary of the Corporation within ten (10) days following a written request therefor by a stockholder of record) (such questionnaire, the “Director Questionnaire”) and a written representation and agreement (in the form provided by the Secretary of the Corporation, and which shall be provided within ten (10) days following a written request therefor by a stockholder of record) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement, or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (iii) in such proposed nominee’s individual capacity and on behalf of any person on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed corporate governance, code of conduct, ethics, conflict of interest, confidentiality, corporate opportunities, trading, or other policy and guideline of the Corporation
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                                             Bylaws
          February 2, 2023

applicable to directors, and (iv) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.
(5)    Notwithstanding anything to the contrary in the foregoing provisions of this Section 2.03, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.03, and any violation thereof shall be deemed a violation of these Bylaws; provided, however, that, to the fullest extent permitted by law, any reference in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder is not intended to and shall not limit any requirement applicable to nominations or business proposals as to any other business to be considered pursuant to these Bylaws (including paragraphs (A)(1)(c) and (B) of this Section 2.03 and Section 2.13), and, other than matters brought properly under and in compliance with Rule 14a-8 promulgated under the Exchange Act, compliance with this Section 2.03 or with Section 2.13 shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in these Bylaws shall be deemed to diminish or limit any right set forth in any instrument other than these Bylaws held by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances.
(6)    The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chair of the meeting (or his or her designee). The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of the meeting shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants and on shareholder approvals. Unless and to the extent determined by the Board of Directors or the chair of the meeting, a meeting of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 2.04    Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, notice, which shall state the place, if any, date, and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be given to each stockholder
Catalent, Inc.
                                             Bylaws
          February 2, 2023

of record entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting. Unless otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.
Section 2.05    Quorum. Unless otherwise required by law, the Certificate of Incorporation, or the rules of any stock exchange upon which the Corporation’s securities are listed, the holders of record of a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. Notwithstanding anything to the contrary in the foregoing, where a separate vote by a class or series or classes or series is required, a majority in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present to begin a meeting, it shall not be broken by the subsequent withdrawal of any stockholder.
Section 2.06    Voting. Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder that has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy in any manner provided by applicable law, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not otherwise irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Unless required by the Certificate of Incorporation or applicable law, or determined by the chair of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use of the Board of Directors. When a quorum is present or represented at any meeting, the affirmative vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law, of the rules or regulations of any stock exchange on which the Corporation’s securities are listed, of any regulation applicable to the Corporation or its securities, of the Certificate of Incorporation, or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding anything to the contrary in the foregoing sentence and subject to the Certificate of Incorporation, a nominee for director shall be elected to the Board of Directors by the affirmative vote of a majority of the votes cast in respect of the shares present in person or represented by proxy at any annual or special meeting of stockholders for the election of directors and entitled to vote on the election of directors
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          February 2, 2023

(meaning the number of shares voted for a nominee for director must exceed the total number of shares voted against such nominee for director, with abstentions and broker non-votes not counted as a vote cast either for or against that nominee for director’s election); provided, however, that, if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting to the Corporation’s stockholders for such annual or special meeting of stockholders for the election of directors, the number of nominees for director exceeds the number of directors to be elected (a “Contested Election Meeting”), directors shall be elected by a plurality of the votes cast in respect of the shares present in person or represented by proxy at such Contested Election Meeting and entitled to vote on the election of directors.
Section 2.07    Chair of Meetings. The Chair of the Board of Directors, if one is elected, or, in the absence or disability of the Chair of the Board of Directors, the Chief Executive Officer of the Corporation, or, in the absence of the Chair of the Board of Directors and the Chief Executive Officer, an individual designated by the Board of Directors for such purpose shall be the chair of and preside over all stockholder meetings.
Section 2.08    Secretary of Meetings. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders. In the absence or disability of the Secretary of the Corporation, the chair of the meeting shall appoint an individual to act as secretary at such meeting.
Section 2.09    Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote only to the extent permitted by and in the manner provided in the Certificate of Incorporation and in accordance with applicable law.
Section 2.10    Adjournment. At any meeting of stockholders of the Corporation, if less than a quorum be present, the chair of the meeting or stockholders holding a majority in voting power of the shares of stock of the Corporation, present in person or by proxy and entitled to vote thereat, shall have the power to adjourn the meeting from time to time. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place (if any) thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 2.04. Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall
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          February 2, 2023

give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.
Section 2.11    Remote Communication. In accordance with Section 211(a) of the Delaware General Corporation Law (the “DGCL”), the Board of Directors, in its sole discretion, may determine that any annual or special meeting of stockholders may be held solely by means of remote communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:
(a)    participate in a meeting of stockholders; and
(b)    be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided that
(i)    the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;
(ii)    the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and
(iii)    if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.12    Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenge made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall
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          February 2, 2023

specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No individual who is a candidate for an office at an election may serve as an inspector at such election.

Section 2.13    Stockholder Nominations in the Corporation’s Proxy Materials.
(A)    Nominations.
(1)    Subject to the provisions of this Section 2.13, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders at which directors may be elected:
(a)    the names of any individual or individuals nominated for election to the Board of Directors (each, a “Stockholder Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Holder (as defined below) or group of up to twenty (20) Eligible Holders that has (individually and, in the case of a group, collectively) satisfied, as determined by the Board of Directors, all applicable conditions and complied with all applicable procedures set forth in this Section 2.13 (such Eligible Holder or group of Eligible Holders, a “Nominating Stockholder”);
(b)    disclosure about each Stockholder Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy statement; and
(c)    any statement (the “Supporting Statement”) included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of each Stockholder Nominee’s election to the Board of Directors (subject, without limitation, to Section 2.13(F)(2)), if such statement does not exceed five hundred (500) words and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a‑9 promulgated thereunder (or any successor provisions to any of the foregoing).
(2)    Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation may (i) solicit against any Stockholder Nominee and (ii) include in its proxy statement any other information that the Corporation or the Board of Directors determines, in its discretion, to include in the proxy statement relating to the nomination of each Stockholder Nominee, including any statement in opposition to the nomination, any of the information provided pursuant to this Section 2.13 and any solicitation materials or related information with respect to a director nominee.
(B)    Eligibility Determinations. For purposes of this Section 2.13, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors, or any officer of the Corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the Corporation, any Eligible Holder, any Nominating Stockholder, any Stockholder Nominee, and any other person. Notwithstanding anything to the contrary set forth in the preceding sentence, the chair of any annual meeting of stockholders, in addition to making
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          February 2, 2023

any other determinations that may be appropriate to the conduct of the meeting, shall have the power to determine whether a Stockholder Nominee has been nominated in accordance with the requirements of this Section 2.13 and, if not so nominated, shall direct and declare at the meeting that such Stockholder Nominee shall not be considered.
(C)    Maximum Number.
(1)    The Corporation shall not be required to include in the proxy statement for any annual meeting of stockholders at which directors may be elected more Stockholder Nominees than that number of directors constituting the greater of (x) two (2) or (y) twenty percent (20%) of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 2.13 (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular meeting shall be reduced by: (a) Stockholder Nominees whom the Board of Directors itself decides to nominate for election at such annual meeting; (b) Stockholder Nominees who cease to satisfy the eligibility requirements in this Section 2.13, as determined by the Board of Directors; and (c) Stockholder Nominees whose nomination is withdrawn by the applicable Nominating Stockholder or who become unwilling to serve on the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline for submitting a Nomination Notice as set forth in Section 2.13(E) but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.
(2)    If, after the deadline for submitting a Nomination Notice as set forth in Section 2.13(E), the number of Stockholder Nominees proposed pursuant to this Section 2.13 for any annual meeting of stockholders exceeds the Maximum Number, then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Stockholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Stockholder’s Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Stockholder Nominee. After the identity (or identities) of the Maximum Number of Stockholder Nominees has been determined pursuant to the immediately preceding sentence, each other individual previously proposed as a Stockholder Nominee in accordance with this Section 2.13 shall cease to qualify as a Stockholder Nominee for all purposes of this Section 2.13. If, after the deadline for submitting a Nomination Notice as set forth in Section 2.13(E): a Nominating Stockholder or a Stockholder Nominee ceases to satisfy the eligibility requirements in this Section 2.13, as determined by the Board of Directors; a Nominating Stockholder withdraws its nomination; or a Stockholder Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation: (a) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Stockholder Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder; and (b) may otherwise communicate to its stockholders, including by amending or supplementing its proxy statement or ballot or form of proxy, that a Stockholder Nominee who has failed to continuously
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          February 2, 2023

satisfy the eligibility requirements in this Section 2.13 will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.
(D)    Eligible Holders.
(1)    An “Eligible Holder” is a person who has either (a) been a stockholder of record of the shares of capital stock used to satisfy the eligibility requirements in this Section 2.13(D) continuously for the three-year period specified in subsection (2) of this Section 2.13(D) or (b) provides to the Secretary of the Corporation, within the time period referred to in Section 2.13(E), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) promulgated under the Exchange Act (or any successor rule thereto).
(2)    An Eligible Holder or group of up to twenty (20) Eligible Holders may submit a nomination in accordance with this Section 2.13 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s capital stock throughout the three-year period preceding and including the date of submission of the Nomination Notice and continues to own at least the Minimum Number through the date of the annual meeting. Two or more funds that are (a) under common management and investment control, (b) under common management and funded primarily by a single employer, or (c) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (or any successor provision thereto), shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation that demonstrates that the funds meet the criteria set forth in clauses (a), (b), or (c) of this Section 2.13(D)(2). For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 2.13, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder cease to satisfy the eligibility requirements in this Section 2.13, as determined by the Board of Directors, or withdraw from a group of Eligible Holders at any time prior to the annual meeting of stockholders, the group of Eligible Holders shall only be deemed to own the shares held by the remaining members of the group, and such group of Eligible Holders shall notify the corporation of any such event of a stockholder ceasing to satisfy the eligibility requirements in this Section 2.13 or withdrawing from the group of Eligible Holders promptly (and in any event within 48 hours) after the occurrence of such event.
(3)    The “Minimum Number” of shares of the Corporation’s capital stock means three percent (3%) of the number of outstanding shares of capital stock as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice.
(4)    For purposes of this Section 2.13, an Eligible Holder “owns” only those outstanding shares of the Corporation as to which the Eligible Holder possesses both: (a) the full voting and investment rights pertaining to the shares; and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (a) and (b) shall not include any share: (I) purchased
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          February 2, 2023

or sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (II) sold short by such Eligible Holder, (III) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (IV) subject to any option, warrant, forward contract, swap, contract of sale, other derivative, or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates. An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has recalled such loaned shares as of the date of the Nomination Notice and continues to hold such shares through the date of the annual meeting. The terms “owned,” “owning,” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes may be determined by the Board of Directors at any time after the Corporation’s receipt of a Nomination Notice pursuant to this Section 2.13 or by the chair of any annual meeting of stockholders at or prior to such annual meeting.
(5)    No Eligible Holder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Holder appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice.
(E)    Nomination Notices. To nominate a Stockholder Nominee, the Nominating Stockholder must, no earlier than one hundred fifty (150) calendar days and no later than one hundred twenty (120) calendar days before the first anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of stockholders, submit to the Secretary of the Corporation all of the following information and documents (collectively, the “Nomination Notice”); provided, however, that, if (and only if) the annual meeting is not scheduled to be held within a period that commences thirty (30) days before the first anniversary of the date of the prior year’s annual meeting of stockholders and ends thirty (30) days after such anniversary date (an annual meeting date outside such period, an “Other Meeting Date”), the Nomination Notice shall be given in the manner provided in these Bylaws by the later of the close of business on the date that is one hundred eighty (180) days prior to such Other Meeting Date or the tenth (10th) day following the date such Other Meeting Date is first the subject of a public announcement:
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(1)    A Schedule 14N (or any successor form) promulgated under the Exchange Act relating to each Stockholder Nominee, as completed and filed with the SEC by the Nominating Stockholder, in accordance with SEC rules;
(2)    A written notice, in a form deemed satisfactory by the Board of Directors, of the nomination of each Stockholder Nominee that includes the following information, agreements and representations by the Nominating Stockholder (including each group member, where appropriate): (a) the information required with respect to the nomination of directors pursuant to Section 2.03(A)(3); (b) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item thereto) if it existed on the date of submission of the Schedule 14N; (c) a representation that the Nominating Stockholder acquired the securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation; (d) a representation that such Stockholder Nominee’s candidacy or, if elected, board membership would not violate applicable state or federal law or the rules or guidelines of any stock exchange on which the Corporation’s securities are listed; (e) a representation that each Stockholder Nominee: (I) does not have any direct or indirect relationship with the Corporation that would cause the Stockholder Nominee to be considered not independent pursuant to the Corporation’s Corporate Governance Guidelines as most recently published on its website and otherwise qualifies as independent under the rules or guidelines of the primary stock exchange on which the Corporation’s shares of capital stock are listed; (II) meets the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the Corporation’s shares of capital stock are listed; (III) would, if elected, qualify as a “non-employee director” for the purposes of Rule 16b-3 promulgated under the Exchange Act (or any successor rule thereto); (IV) would, if elected, qualify as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision thereto); (V) meets the director qualification standards set forth in the Corporation’s Corporate Governance Guidelines; and (VI) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule thereto) promulgated under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor item thereto) promulgated under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Stockholder Nominee; (f) a representation that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 2.13(D) and has provided evidence of ownership to the extent required by Section 2.13(D)(1); (g) a representation that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 2.13(D) through the date of the meeting and a statement regarding the Nominating Stockholder’s intent with respect to continued ownership of the Minimum Number of shares of the Corporation’s outstanding capital stock for at least one year following the meeting; (h) details of any position of a Stockholder Nominee as an officer or director of any competitor of the Corporation (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the Corporation or its affiliates), within the three years preceding the submission of the Nomination Notice; (i) a representation that the Nominating Stockholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (or any successor rule thereto) promulgated
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under the Exchange Act (without reference to the exception in Rule 14a‑1(l)(2)(iv) (or any successor rule thereto)) with respect to the annual meeting for which such nomination is being proposed, other than with respect to a Stockholder Nominee or any nominee of the Board of Directors; (j) a representation that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee or any nominee of the Board of Directors at the annual meeting; (k) if desired, a Supporting Statement; and (l) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;
(3)    An executed agreement, in a form deemed satisfactory by the Board of Directors, by the Nominating Stockholder (including each group member): (a) to comply with all applicable laws, rules, and regulations in connection with the nomination, solicitation and election; (b) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Stockholder Nominee with the SEC, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (c) to assume all liability stemming from an action, suit, or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or any of its Stockholder Nominees with the Corporation, its stockholders, or any other person in connection with the nomination or election of directors, including the Nomination Notice and the Supporting Statement (as defined below); (d) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its or its affiliates’ directors, officers, and employees individually against any liability, loss, damages, expenses, or other costs (including attorneys’ fees and expenses) incurred in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative, or investigative, against the Corporation or any of its or its affiliates’ directors, officers, or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or any of its Stockholder Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements, or representations under this Section 2.13; and (e) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any group member) with the Corporation, its stockholders, or any other person in connection with the nomination or election, ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 2.13(D), whether such change is due to changed circumstances or to the discovery that information previously provided was inaccurate or incomplete, to promptly (and in any event within forty-eight (48) hours of discovering such misstatement, omission, failure, or change) notify the Corporation and any other recipient of such communication of (I) the misstatement or omission in such previously provided information or changed circumstances, as appropriate, along with the correcting information, or (II) such failure; and
(4)    An executed agreement, in a form deemed satisfactory by the Board of Directors, by each Stockholder Nominee: (a) to provide to the Corporation such other
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information and certifications, including completion of the Corporation’s director questionnaire, as it may reasonably request; (b) at the reasonable request of the Board of Directors, to meet with the Board of Directors or any of its members to discuss matters relating to the nomination of such Stockholder Nominee to the Board of Directors, including the information provided by such Stockholder Nominee to the Corporation in connection with such Stockholder Nominee’s nomination and such Stockholder Nominee’s eligibility to serve as a member of the Board of Directors; (c) that such Stockholder Nominee has read and agrees, if elected to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Guidelines, Standards of Business Conduct, Securities Trading Policy, and any other Corporation policy or guideline applicable to directors and either publicly available or made known to the Stockholder Nominee; and (d) that such Stockholder Nominee is not and will not become a party to (I) any compensatory, payment, or other financial agreement, arrangement, or understanding with any person in connection with such Stockholder Nominee’s nomination, service, or action as a director of the Corporation that has not been disclosed to the Corporation, (II) any agreement, arrangement, or understanding with any person as to how such Stockholder Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation, or (III) any Voting Commitment that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected as a director of the Corporation, with such Stockholder Nominee’s fiduciary duties under applicable law.
(5)    The information and documents required by this Section 2.13(E) to be provided by the Nominating Stockholder shall be: (i) provided with respect to and executed by each group member, in the case of information applicable to group members; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N promulgated under the Exchange Act (or any successor item thereto) in the case of a Nominating Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 2.13(E) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.
(F)    Review by the Corporation.
(1)    Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation may omit from its proxy statement any Stockholder Nominee and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s Supporting Statement) and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Stockholder Nominee, if: (a) the Corporation receives a notice pursuant to Section 2.03 that a stockholder intends to nominate a candidate for director at the annual meeting, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation; (b) the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to this Section 2.13, the Nominating Stockholder withdraws its nomination,
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or the chair of the meeting declares that such nomination was not made in accordance with the procedures prescribed by this Section 2.13 and shall therefore be disregarded; (c) the Board of Directors determines that such Stockholder Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these Bylaws, the Certificate of Incorporation, or any applicable law, rule, or regulation to which the Corporation is subject, including any rule or regulation of the primary stock exchange on which the Corporation’s shares of capital stock are listed; (d) such Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 2.13 at one of the Corporation’s three preceding annual meetings of stockholders and either withdrew or became ineligible or received the affirmative vote of less than 25% of the votes cast in respect of shares present in person or represented by proxy at the meeting and entitled to vote for such Stockholder Nominee; (e) such Stockholder Nominee has been, within the past three years, an officer or director of a competitor of the Corporation, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended (or any successor provision thereto); or (f) the Corporation is notified, or the Board of Directors determines, that the Nominating Stockholder or the Stockholder Nominee has failed to continue to satisfy the eligibility requirements described in Section 2.13(D), any of the representations made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors, or any material violation or breach occurs of the obligations, agreements or representations of the Nominating Stockholder or such Stockholder Nominee under this Section 2.13.
(2)    Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Stockholder Nominee included in the Nomination Notice, if the Board of Directors determines that: (a) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (b) such information includes or constitutes obscenity or directly or indirectly impugns the character, integrity, or personal reputation of, or directly or indirectly makes charges concerning improper, illegal, or immoral conduct or associations, or otherwise constitutes an ad hominem attack, without factual foundation, with respect to, any person; or (c) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule, or regulation.

Section 2.14    Delivery to the Corporation. Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information (other than a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to Section 212 of the DGCL) to the Corporation or any officer, employee, or agent thereof (including any notice, request, questionnaire, revocation, representation, or other document or agreement), the Corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand, by any
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nationally recognized overnight courier service (postage prepaid), or by certified or registered mail, return receipt requested (postage prepaid).

ARTICLE III

Board of Directors

Section 3.01    Powers. Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by the DGCL or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Section 3.02    Number and Term; Chair. Subject to the Certificate of Incorporation, the number of directors shall be fixed exclusively by resolution of the Board of Directors. Directors shall be elected by the stockholders at their annual meeting or any special meeting the notice of which specifies the election of directors as an item of business for such meeting, and the term of each director so elected shall be as set forth in the Certificate of Incorporation. Directors need not be stockholders. The Board of Directors shall elect a Chair of the Board, who shall have the powers and perform such duties as provided in these Bylaws and as the Board of Directors may from time to time prescribe. The Chair of the Board shall preside at all meetings of the Board of Directors at which he or she is present. If the Chair of the Board is not present at a meeting of the Board of Directors, the Chief Executive Officer (if the Chief Executive Officer is a director and is not also the Chair of the Board) shall preside at such meeting, and, if the Chief Executive Officer is not present at such meeting or is not a director, a majority of the directors present at such meeting shall elect one (1) of their members to preside.

Section 3.03    Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chair of the Board of Directors, the Chief Executive Officer, or the Secretary of the Corporation. The resignation shall take effect at the time specified in such notice or, if no time is specified, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.

Section 3.04    Removal. Directors of the Corporation may be removed in the manner provided in the Certificate of Incorporation and applicable law.

Section 3.05    Vacancies and Newly Created Directorships. Except as otherwise provided by law, vacancies occurring in any directorship (whether by death, resignation, retirement, disqualification, removal, or other cause) and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the Certificate of Incorporation.

Section 3.06    Meetings. Regular meetings of the Board of Directors may be held at such places (including exclusively through video or audio conferencing) and times as shall be determined from time to time by the Board of Directors. Special meetings of the Board of
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Directors may be called by the Chief Executive Officer of the Corporation or the Chair of the Board of Directors and shall be called by the Chief Executive Officer or the Secretary of the Corporation if directed by a majority of the members of the Board of Directors and shall be at such places (if any) and times as they or he or she shall fix. Notice need not be given of regular meetings of the Board of Directors. At least twenty-four (24) hours before each special meeting of the Board of Directors, either written notice, notice by electronic transmission, or oral notice (either in person or by telephone) of the time, date, and place (if any) of the meeting shall be given to each director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.07    Quorum, Voting and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time or place, if any. Notice of such adjourned meeting need not be given if the time and place, if any, of such adjourned meeting are announced at the meeting so adjourned.
Section 3.08    Committees; Committee Rules. The Board of Directors may designate one or more committees, including an Audit Committee, a Compensation and Leadership Committee and a Nominating and Corporate Governance Committee, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any Bylaw of the Corporation. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

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Section 3.09    Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission. After an action is so taken, the Secretary of the Corporation or any Assistant Secretary shall cause the writing or writings or electronic transmission or transmissions to be filed in the minutes of proceedings of the Board of Directors or any committee thereof, as the case may be. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.
Section 3.10    Remote Meeting. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting by means of conference telephone or other communications equipment in which all individuals participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute presence in person at such meeting.

Section 3.11    Compensation. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Section 3.12    Reliance. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such member’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of the Corporation’s or the Corporation’s subsidiaries’ officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE IV

Officers

Section 4.01    Number. The officers of the Corporation shall include a Chief Executive Officer, a President and a Secretary, each of whom shall be elected by the Board of Directors and who shall hold office for such terms as shall be determined by the Board of Directors and until their successors are elected and qualify or until their earlier resignation or removal. In addition, the Board of Directors may elect a Chief Financial Officer, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers and one or more Assistant Secretaries who shall hold their respective offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any number of offices may be held by the same individual.

Section 4.02    Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time
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by the Board of Directors. The Board of Directors may appoint one or more officers called a Vice Chair, each of whom does not need to be a member of the Board of Directors.

Section 4.03    Chief Executive Officer. The Chief Executive Officer, who shall also be the President if the Board of Directors has not elected another officer of the Corporation as President, subject to the determination of the Board of Directors, shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities.

Section 4.04    President. The President shall be the chief operating officer of the Corporation. In the absence or disability of the Chief Executive Officer, the President shall perform all of the duties of the Chief Executive Officer and when so acting shall have all powers of and be subject to all restrictions otherwise applicable to the Chief Executive Officer. The President shall have such other powers and perform such other duties as shall be assigned to the President from time to time by the Chief Executive Officer or the Board of Directors.

Section 4.05    Chief Financial Officer. The Chief Financial Officer, if one is elected, shall be the principal financial officer of the Corporation and shall be in charge of, and have control over, all financial, accounting and tax matters regarding the Corporation. The Chief Financial Officer shall have such other powers and perform such other duties as shall be assigned to the Chief Financial Officer from time to time by the Chief Executive Officer or the Board of Directors.

Section 4.06    Vice Presidents. Each Vice President, if any are elected, of whom one or more may be designated an Executive Vice President or Senior Vice President, shall have such powers and shall perform such duties as shall be assigned to such Vice President from time to time by the Chief Executive Officer or the Board of Directors.

Section 4.07    Treasurer. The Treasurer shall have custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall have such other powers and perform such other duties as shall be assigned to the Treasurer from time to time by the Chief Executive Officer, the Chief Financial Officer, or the Board of Directors.

Section 4.08    Secretary. The Secretary shall: (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept properly; (b) cause all notices required by these Bylaws or otherwise to be given properly; (c) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall have such other powers and perform such other duties as shall be assigned to the Secretary from time to time by the Chief Executive Officer or the Board of Directors.

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Section 4.09    Assistant Treasurers and Assistant Secretaries. Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Chief Executive Officer or the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such other powers and shall perform such other duties as shall be assigned to them by the Chief Executive Officer, the Board of Directors, the Treasurer (in the case of Assistant Treasurers) or the Secretary (in the case of Assistant Secretaries).

Section 4.10    Corporate Funds and Checks. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors or its designees selected for such purposes. All checks or other orders for the payment of money shall be signed by the Chief Executive Officer, the Chief Financial Officer, the President, a Vice President, the Treasurer, the Secretary, or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be prescribed by the Board of Directors.

Section 4.11    Contracts and Other Documents. The Chief Executive Officer, the Chief Financial Officer, the President, each Vice President, the Treasurer or the Secretary, or such other officer or officers as may from time to time be authorized by the Board of Directors or any other committee given specific authority in the premises by the Board of Directors during the intervals between the meetings of the Board of Directors, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.

Section 4.12    Ownership of Stock of Another Entity. Unless otherwise directed by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of securityholders of any entity in which the Corporation holds securities or equity interests and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such securities or equity interests at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

Section 4.13    Delegation of Duties. In the event of any absence, disability, or refusal to exercise any right or duty of any officer, the Board of Directors may delegate to another officer such powers or duties. In addition, any officer of the Corporation may delegate such officer’s powers or duties, in whole or in part, to another officer of the Corporation in any manner, or pursuant to any policy, approved by (a) the Chief Executive Officer, the President, or the Chief Financial Officer, and (b) the Secretary.

Section 4.14    Resignation and Removal. Any officer of the Corporation may be removed from office for or without cause at any time by the Board of Directors. Any officer may resign at any time in the same manner prescribed under Section 3.03 with respect to a director’s resignation.
Section 4.15    Vacancies. The Board of Directors shall have the power to fill vacancies occurring in any office.
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ARTICLE V

Stock

Section 5.01    Shares With Certificates. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by any two authorized officers of the Corporation, including the Chair of the Board of Directors, any Vice Chair of the Board of Directors, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary of the Corporation, certifying the number and class of shares of stock of the Corporation owned by such holder. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

Section 5.02    Shares Without Certificates. If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, if required by the DGCL, shall, within a reasonable time after the issue or transfer of shares without certificates, send the stockholder a written statement of the information required by the DGCL. The Corporation may adopt a system of issuance, recordation, and transfer of its shares of stock by electronic or other means not involving the issuance of certificates; provided that the use of such system by the Corporation is permitted in accordance with applicable law.

Section 5.03    Transfer of Shares. Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof (to the extent evidenced by a physical stock certificate) to the person in charge of the stock and transfer books and ledgers. Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued. Shares of capital stock of the Corporation that are not represented by a certificate shall be transferred in accordance with applicable law. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

Section 5.04    Lost, Stolen, Destroyed or Mutilated Certificates. A new certificate of stock or uncertificated shares may be issued in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, and the Corporation may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond, in such sum as the Corporation may direct, in order to indemnify the Corporation against any claims that may be
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made against it in connection therewith. A new certificate or uncertificated shares of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated upon the surrender by such owner of such mutilated certificate and, if required by the Corporation, the posting of a bond by such owner, in such sum as the Corporation may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith.

Section 5.05    List of Stockholders Entitled To Vote. The Corporation shall prepare no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 5.05 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of meeting, or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence of the stockholders entitled to examine the list of stockholders required by this Section 5.05 or to vote in person or by proxy at any meeting of stockholders.

Section 5.06    Fixing Date for Determination of Stockholders of Record.
(A)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
Catalent, Inc.
                                             Bylaws
          February 2, 2023

(B)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any right, or entitled to exercise any right in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
(C)    Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Unless otherwise restricted by the Certificate of Incorporation, if no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 5.07    Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock or notification to the Corporation of the transfer of uncertificated shares with a request to record the transfer of such share or shares, the Corporation may treat the registered owner of such share or shares as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner of such share or shares. To the fullest extent permitted by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

ARTICLE VI

Notice and Waiver of Notice

Section 6.01    Notice. Any notice to a stockholder by the Corporation shall be deemed given (a) if such notice is mailed, when such notice is deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation, or (b) if such notice is delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

Catalent, Inc.
                                             Bylaws
          February 2, 2023

Section 6.02    Waiver of Notice. A written waiver of any notice, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether given before or after the time stated therein, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting (in person or by remote communication) shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

Indemnification

Section 7.01    Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent, or trustee or in any other capacity while serving as a director, officer, employee, agent, or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys’ fees and expenses, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 7.03 with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

Section 7.02    Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 7.01, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees and expenses) incurred in defending or participating as a witness in any proceeding to such indemnitee in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article VII (which shall be governed by Section 7.03) (any such payment, an “advancement of expenses”); provided, however, that an advancement of expenses incurred by an indemnitee in such indemnitee’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including service to an employee benefit plan) shall, subject to applicable provisions of the DGCL, be made solely upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such
Catalent, Inc.
                                             Bylaws
          February 2, 2023

indemnitee is not entitled to be indemnified or entitled to advancement of expenses under Sections 7.01 and 7.02 or otherwise.

Section 7.03    Right of Indemnitee to Bring Suit. If an indemnitee’s claim under Section 7.01 or 7.02 is not paid in full by the Corporation within (i) sixty (60) days after a written claim for indemnification has been received by the Corporation or (ii) twenty (20) days after a written claim for advancement of expenses has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or to obtain advancement of expenses, as applicable. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (x) any suit brought by the indemnitee to enforce a right to indemnification under this Article VII (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that, and (y) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in Delaware law or these Bylaws. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses under this Article VII or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses, as the case may be, under this Article VII or otherwise shall be on the Corporation.

Section 7.04    Indemnification Not Exclusive. The provision of indemnification to or the advancement of expenses and costs to any indemnitee under this Article VII, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Article VII, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee, or agent of the Corporation and as to action in any other capacity.

Section 7.05    Nature of Rights. The rights conferred upon indemnitees in this Article VII shall be contract rights, and such rights shall continue as to an indemnitee who has ceased to be a director, officer, or trustee and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators. Any amendment, alteration, or repeal of this Article VII that adversely affects any right of any indemnitee or any of its successors shall be prospective only
Catalent, Inc.
                                             Bylaws
          February 2, 2023

and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE VIII

Miscellaneous

Section 8.01    Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient.

Section 8.02    Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 8.03    Fiscal Year. The fiscal year of the Corporation shall end on June 30, or such other day as the Board of Directors may designate.

Section 8.04    Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision in these Bylaws.

Section 8.05    Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 8.06    Interpretative Provisions. For purposes of these Bylaws, whenever the context requires: (a) the singular shall include the plural, and vice versa; (b) any reference to masculine, feminine, or other gender shall include each other gender; (c) the term “or” shall not be deemed to be exclusive and shall have the meaning commonly ascribed to the term “and/or”, and the words “will” and “will not” are expressions of command and not merely expressions of future intent or expectation, in each case unless the context otherwise requires; and (d) the term “person” means any individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, joint venture, association, trust, unincorporated organization, governmental entity or other entity. As used in these Bylaws, the words “include” and “including,” and words of similar meaning, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation” or words of similar import. Except as otherwise indicated, all references in these Bylaws to an “Article” or “Section,” without more, shall refer to the appropriate Article or Section, respectively, of these Bylaws. References in these Bylaws to any person shall include such person’s heirs, executors, personal representatives, administrators, successors, and assigns; provided, however, that nothing contained in this Section 8.06 is intended to authorize any assignment or transfer not otherwise permitted by any other applicable law or governing document or agreement. References in these
Catalent, Inc.
                                             Bylaws
          February 2, 2023

Bylaws to a person in a particular capacity or capacities shall exclude such person in any other capacity. With respect to the determination of any period of time, the word “from” means “from and including,” the words “to” and “until” each means “to but excluding,” and the word “through” means “to and including.” When calculating the period of time before which, within which, or following which any act is to be done or step is to be taken pursuant to these Bylaws, the date that is the reference date in calculating such period shall be excluded. Any action required to be taken “within” a specified time period following the occurrence of an event shall be required to be taken by no later than 11:59 p.m. local time at the principal executive offices of the Corporation on the last day of such time period, unless the context shall require an earlier time that day. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean “if”. References herein to any law or regulation mean such law or regulation as amended, modified, codified, reenacted, supplemented, or superseded in whole or in part, and in effect from time to time, and references in these Bylaws to any law shall be deemed also to refer to all rules and regulations promulgated thereunder. Subject to Section 2.14, any reference in this Bylaws to “writing” or comparable expressions includes a reference to email or comparable means of communication.

ARTICLE IX

Amendments

Section 9.01    Amendments. The Board of Directors is authorized to make, repeal, alter, amend, and rescind, in whole or in part, these Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation. Notwithstanding anything to the contrary contained in these Bylaws, the affirmative vote of a majority in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to repeal, alter, amend, or rescind, in whole or in part, any provision of these Bylaws (including this Section 9.01) or to adopt any provision inconsistent with these Bylaws.

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Catalent, Inc.
                                             Bylaws
          February 2, 2023